Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223361) and Form S-8 (Nos. 333-219774, 333-216386, 333-216283, 333-195841, 333-178279, 333-167238, 333-166707, 333-163452, 333-223320, 333-226643) of Windstream Holdings, Inc. of our report dated March 15, 2019 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 15, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140011) of Windstream Services, LLC of our report dated March 15, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 15, 2019